Pricing Supplement No. 1146BF To product supplement BF dated December 3, 2009, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Registration Statement No. 333-162195 Dated March 28, 2011; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$1,850,000 3-Year Autocallable Securities Linked to Three Reference Underlyings due March 31, 2014
General
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The 3-Year Autocallable Securities (the “securities”) Linked to Three Reference Underlyings are linked to the individual performance of each of the common stocks of AK Steel Holding Corporation, Amazon.com, Inc. and Citigroup Inc. (each, a “Reference Underlying”), and will pay a contingent quarterly coupon that accrues at a rate of 7.55% per quarter only if the Closing Level of each of the three Reference Underlyings is equal to or greater than its Threshold Level on the relevant Observation Date, as described below. The securities will be automatically called if the Closing Level of each of the three Reference Underlyings is equal to or greater than its Initial Level on any Call Date and no additional Coupon will accrue.  However, if the securities are not automatically called and a Knock-In Event does not occur on the Final Valuation Date, you will receive the return of your initial investment at maturity. If the securities are not automatically called and a Knock-In Event does occur with respect to any Reference Underlying on the Final Valuation Date, you will receive at maturity a specified number of shares of the Reference Underlying with the lowest return, as described below. Investors should be willing to lose some or all of their initial investment if a Knock-In Event occurs with respect to any Reference Underlying. Any payment at maturity or upon an Automatic Call is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due on or about March 31, 2014
•	Denominations of $1,000 (the “Face Amount”) and minimum initial investments of $1,000
•	The securities priced on March 28, 2011 (the “Trade Date”) and are expected to settle on March 31, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Reference Underlyings:		Ticker Symbol	Initial Level	Threshold Level
	Common Stock of AK Steel Holding Corporation	AKS	$15.61	$10.93
	Common Stock of Amazon.com, Inc.	AMZN	$169.35	$118.55
	Common Stock of Citigroup Inc.	C	$4.43	$3.10
Coupon:
7.55% per quarter, provided that no Coupon will accrue during any quarter in which the Closing Level of any Reference Underlying on the relevant quarterly Observation Date is less than its applicable Threshold Level. Additionally, the Coupon will not accrue following an Automatic Call.

Coupon Payment Dates:
Unless previously automatically called, Coupon payments, if any, will be made on the securities in arrears on June 30, 2011, September 30, 2011, December 30, 2011, March 30, 2012, June 29, 2012, September 28, 2012, December 31, 2012, March 28, 2013, June 28, 2013, September 30, 2013, December 31, 2013 and March 31, 2014 (the Maturity Date). Coupon payments will not be made in any quarter in which the Closing Level of any Reference Underlying on the relevant Observation Date is less than its applicable Threshold Level. See “Selected Purchase Considerations — Coupon Payments” in this pricing supplement for more information.

Observation Dates:
June 27, 2011, September 27, 2011, December 27, 2011, March 27, 2012, June 26, 2012, September 25, 2012, December 26, 2012, March 25, 2013, June 25, 2013, September 25, 2013, December 26, 2013 and March 26, 2014 (the Final Valuation Date). See “Selected Purchase Considerations — Coupon Payments” in this pricing supplement for more information.

Automatic Call:
The securities will be automatically called if the Closing Level of each of the three Reference Underlyings is equal to or greater than its applicable Initial Level on any Call Date. Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant quarter will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Max. Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$1,000.00	$20.00	$980.00
Total	$1,850,000.00	$37,000.00	$1,813,000.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,850,000.00	$214.78
Deutsche Bank Securities
March 28, 2011

(Key Terms continued from previous page)
Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount in cash per $1,000 Face Amount equal to $1,000 (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount)
June 27, 2011	June 30, 2011	$1,000.00
September 27, 2011	September 30, 2011	$1,000.00
December 27, 2011	December 30, 2011	$1,000.00
March 27, 2012	March 30, 2012	$1,000.00
June 26, 2012	June 29, 2012	$1,000.00
September 25, 2012	September 28, 2012	$1,000.00
December 26, 2012	December 31, 2012	$1,000.00
March 25, 2013	March 28, 2013	$1,000.00
June 25, 2013	June 28, 2013	$1,000.00
September 25, 2013	September 30, 2013	$1,000.00
December 26, 2013	December 31, 2013	$1,000.00
March 26, 2014 (Final Valuation Date)	March 31, 2014 (Maturity Date)	$1,000.00

Payment at MaturityT:
If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on the individual performance of each Reference Underlying and whether a Knock-In Event has occurred.

•	If a Knock-In Event has not occurred, you will receive a cash payment per security equal to the Face Amount
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If a Knock-In Event has occurred, you will receive a number of shares of the Laggard Reference Underlying per security equal to the Face Amount divided by the Initial Level of the Laggard Reference Underlying.

You will lose 1% of the Face Amount for every 1% that the Final Level of the Laggard Reference Underlying is below its Initial Level. Accordingly, the shares of the Laggard Reference Underlying you may receive at maturity per security will be worth less than your initial investment and may have no value at all.

Any Payment at Maturity is subject to the credit of the Issuer.
Laggard Reference Underlying:
The Reference Underlying with the lowest Reference Underlying Return on the Final Valuation Date. If the calculation agent determines that two Reference Underlyings have the same lower Reference Underlying Returns or the three Reference Underlyings have equal Reference Underlying Returns, then the calculation agent will, in its sole discretion, designate one of these Reference Underlyings as the Laggard Reference Underlying.

Reference Underlying Return:	For each Reference Underlying, the Reference Underlying Return will be calculated as follows:
Final Level – Initial Level
Initial Level
Threshold Level:	For each Reference Underlying, 70.00% of the Initial Level, as set forth in the table above
Knock-In Event:	A Knock-In Event occurs if the Closing Level of any Reference Underlying is less than its applicable Threshold Level on the Final Valuation Date.
Initial Level:	For each Reference Underlying, the Closing Level on the Trade Date, as set forth in the table above
Final Level:	For each Reference Underlying, the Closing Level on the Final Valuation Date
Closing Level:	For each Reference Underlying, the official closing price on the relevant date of calculation multiplied by the then-current Adjustment Factor applicable to such Reference Underlying
Adjustment Factor
Initially 1.0 for each Reference Underlying, subject to adjustment upon the occurrence of certain corporate events affecting the applicable Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement

Trade Date:	March 28, 2011
Final Valuation Date:	March 26, 2014, subject to postponement as described under "Description of Securities — Adjustments to Valuation Dates and Payment Dates" in the accompanying product supplement
Maturity Date:	March 31, 2014, subject to postponement as described under "Description of Securities — Adjustments to Valuation Dates and Payment Dates" in the accompanying product supplement
CUSIP:	2515A1 5K 3
ISIN:	US2515A15K37

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with product supplement BF dated December 3, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement BF dated December 3, 2009:
http://sec.gov/Archives/edgar/data/1159508/000119312509246890/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.
Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount)
June 27, 2011	June 30, 2011	$1,000.00
September 27, 2011	September 30, 2011	$1,000.00
December 27, 2011	December 30, 2011	$1,000.00
March 27, 2012	March 30, 2012	$1,000.00
June 26, 2012	June 29, 2012	$1,000.00
September 25, 2012	September 28, 2012	$1,000.00
December 26, 2012	December 31, 2012	$1,000.00
March 25, 2013	March 28, 2013	$1,000.00
June 25, 2013	June 28, 2013	$1,000.00
September 25, 2013	September 30, 2013	$1,000.00
December 26, 2013	December 31, 2013	$1,000.00
March 26, 2014 (Final Valuation Date)	March 31, 2014 (Maturity Date)	$1,000.00

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 (excluding Coupon payments). Payment of the Redemption Amount plus any accrued and unpaid Coupon will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount for a hypothetical range of performance from -100% to +100% if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below assume an Initial Level of $100.00 and a Threshold Level of $70.00 for the Laggard Reference Underlying. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

We make no representation or warranty as to which of the Reference Underlyings will be the Laggard Reference Underlying for the purposes of calculating the payment on the Maturity Date.

	The Closing Level of each of the Three Reference Underlyings is greater than or equal to the Threshold Level on the Final Valuation Date		The Closing Level of any of the Three Reference Underlyings is less than the Threshold Level on the Final Valuation Date
Final Level	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)	Return of the Laggard Reference Underlying (%)	Value of Shares delivered at Maturity ($)(1)	Return on the Securities at Maturity (%)
$200.00	N/A	N/A	N/A	N/A	N/A
$190.00	N/A	N/A	N/A	N/A	N/A
$180.00	N/A	N/A	N/A	N/A	N/A
$170.00	N/A	N/A	N/A	N/A	N/A
$160.00	N/A	N/A	N/A	N/A	N/A
$150.00	N/A	N/A	N/A	N/A	N/A
$140.00	N/A	N/A	N/A	N/A	N/A
$130.00	N/A	N/A	N/A	N/A	N/A
$120.00	N/A	N/A	N/A	N/A	N/A
$110.00	N/A	N/A	N/A	N/A	N/A
$100.00	N/A	N/A	N/A	N/A	N/A
$90.00	$1,000.00	0.00%	N/A	N/A	N/A
$80.00	$1,000.00	0.00%	N/A	N/A	N/A
$70.00	$1,000.00	0.00%	N/A	N/A	N/A
$60.00	N/A	N/A	-40.00%	$600.00	-40.00%
$50.00	N/A	N/A	-50.00%	$500.00	-50.00%

$40.00	N/A	N/A	-60.00%	$400.00	-60.00%
$30.00	N/A	N/A	-70.00%	$300.00	-70.00%
$20.00	N/A	N/A	-80.00%	$200.00	-80.00%
$10.00	N/A	N/A	-90.00%	$100.00	-90.00%
$0.00	N/A	N/A	-100.00%	$0.00	-100.00%
 (1) The cash equivalent of the shares of the Laggard Reference Underlying delivered at maturity. For purposes of calculating the cash equivalent of the shares of the Laggard Reference Underlying delivered at maturity, the value of one share of the Laggard Reference Underlying at maturity is deemed to be the Final Level of the Laggard Reference Underlying as of the Final Valuation Date.

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called and the Final Level of the Laggard Reference Underlying of $90.00 is less than the Initial Level $100.00 but greater than the Threshold Level of $70.00. Because the Final Level of the Laggard Reference Underlying of $90.00 is greater than the Threshold Level of $70.00, a Knock-In Event has not occurred and the investor receives at maturity a cash payment of $1,000 per $1,000 Face Amount.

Example 2: The securities have not been automatically called and the Final Level of the Laggard Reference Underlying of $50.00 is less than the Threshold Level of $70.00. Because the Final Level of the Laggard Reference Underlying of $50.00 is less than the Threshold Level of $70.00, a Knock-In Event has occurred and the investor loses 1.00% for every 1.00% the Final Level of the Laggard Reference Underlying declines below the Initial Level.  As a result, the investor loses a significant portion of the initial investment and receives at maturity 10 shares of the Laggard Reference Underlying per $1,000 Face Amount, calculated as follows:

$1,000 / $100 = 10 shares

10 shares x $50 per share = $500 (in the form of shares of the Laggard Reference Underlying)

Selected Purchase Considerations

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THE SECURITIES OFFER A HIGHER, THOUGH CONTINGENT, COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a contingent quarterly coupon that accrues at a rate of 7.55% per quarter only if the Closing Level of each Reference Underlying is equal to or greater than its Threshold Level on the relevant Observation Date. This rate may be higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating, but is subject to the risk of any Reference Underlying declining below its Threshold Level on an Observation Date and the resulting forfeiture of the Coupon for the entire quarter. Because the securities are our senior unsecured obligations, any Coupon payment or any Payment at Maturity or upon an Automatic Call is subject to the credit of the Issuer.

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POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is three years, the securities will be called before maturity if the Closing Level of each Reference Underlying is equal to or greater than its applicable Initial Level on any Call Date, and you will be entitled to receive a Redemption Amount of $1,000 per Face Amount on the Call Settlement Date.  No Coupon will accrue or be payable following an Automatic Call.

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COUPON PAYMENTS — Unless previously automatically called, Coupon payments, if any, will be made on the securities on June 30, 2011, September 30, 2011, December 30, 2011, March 30, 2012, June 29, 2012, September 28, 2012, December 31, 2012, March 28, 2013, June 28, 2013, September 30, 2013, December 31, 2013 and March 31, 2014 (the Maturity Date).  No Coupon will accrue or be paid during any quarter in which the Closing Level of any Reference Underlying is less than its applicable Threshold Level on the relevant Observation Date.

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RETURN LINKED TO THE INDIVIDUAL PERFORMANCE OF THREE REFERENCE UNDERLYINGS — The securities are linked to the individual performance of each of the common stocks of AK Steel Holding Corporation, Amazon.com, Inc. and Citigroup Inc. For more information on the Reference Underlyings, please see “Reference Underlyings” in this pricing supplement.

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TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are unclear, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Laggard Reference Underlying that is automatically terminable in circumstances where an Automatic Call occurs, secured by a cash deposit equal to the Issue Price of the security (the “Deposit”), that is also terminable in circumstances where an Automatic Call occurs.

Under this treatment, only a portion of each Coupon payment will be attributable to interest on the Deposit; the remainder will represent option premium attributable to your grant of the Put Option (“Put Premium”). We believe that it is reasonable to treat the Deposit as a “variable rate debt instrument,” with the result that interest on the Deposit will be taxed as ordinary interest income as it accrues or is paid, in accordance with your method of accounting for U.S. federal income tax purposes. Put Premium will not be taken into account prior to sale, exchange or maturity (including redemption upon an Automatic Call) of the securities. We will treat 14.14% of each Coupon payment as interest on the Deposit and 85.86% as Put Premium.

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the Closing Level of any of the Reference Underlyings is less than its applicable Threshold Level on the Final Valuation Date, a Knock-In Event will have occurred. If a Knock-In Event occurs, you will lose 1.00% of the Face Amount for every 1.00% the Final Level of the Laggard Reference Underlying below the Initial Level. Accordingly, the shares you receive will likely be worth significantly less than your original investment and may have no value at all.

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YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYINGS — The securities will not pay more than the Face Amount, plus any accrued and unpaid Coupon, at maturity or upon an Automatic Call. You will not receive the appreciation of any Reference Underlying even if the Final Level of each Reference Underlying is greater than or equal to its applicable Initial Level. The maximum Redemption Amount upon Automatic Call or the cash equivalent of the Payment at Maturity will be $1,000 per Face Amount (excluding Coupon payments), regardless of the appreciation of any Reference Underlying.

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NO COUPON WILL ACCRUE OR BE PAID IN ANY QUARTER IN WHICH THE CLOSING LEVEL OF ANY REFERENCE UNDERLYING ON THE RELEVANT OBSERVATION DATE IS LESS THAN ITS APPLICABLE THRESHOLD LEVEL — If the Closing Level of any Reference Underlying on an Observation Date is less than its applicable Threshold Level, you will receive no coupon for that entire quarter. You will receive coupon payments for a quarter only if the Closing Level of each Reference Underlying on the relevant Observation Date is greater than or equal to its Threshold Level. If the Closing Level of any one or more Reference Underlyings is below its applicable Threshold Level on each Observation Date, you will receive no Coupon payments during the entire term of the securities.

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CREDIT OF THE ISSUER — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any Coupon payments, payment at maturity or payment upon an Automatic Call, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the Coupon payments, payment at maturity or payment upon an Automatic Call owed to you under the terms of the securities.

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REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlyings and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlyings on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlyings. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

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IF THE SECURITIES ARE NOT CALLED AND A KNOCK-IN EVENT OCCURS, YOUR PAYMENT AT MATURITY WILL BE DETERMINED SOLELY BY THE LAGGARD REFERENCE UNDERLYING — If the securities are not called and a Knock-In Event occurs, the payment you receive at maturity will be determined solely by reference to the Laggard Reference Underlying, and you will lose a significant portion of your investment and could lose your entire investment.

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YOUR INVESTMENT IS EXPOSED TO A DECLINE IN THE LEVEL OF EACH REFERENCE UNDERLYING — Your return on the securities, if any, and the Coupon payments, Redemption Amount upon Automatic Call and Payment at Maturity are not linked to a basket consisting of the Reference Underlyings. Rather, the Coupon payments, Redemption Amount upon Automatic Call and Payment at Maturity will be determined by reference to the performance of each individual Reference Underlying and, in particular, to the performance of the Laggard Reference Underlying on the Observation Dates/Call Dates and at maturity. Unlike an instrument with a return linked to a basket, in which risk is mitigated and diversified among all of the basket components, you will be exposed equally to the risks related to each of the Reference Underlyings. Poor performance by any of the Reference Underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other Reference Underlying.

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INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN ANY OF THE REFERENCE UNDERLYINGS — The return on your securities may not reflect the return you would realize if you directly invested in the Reference Underlyings. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlyings would have.

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COMMON STOCK RISK — The price of any Reference Underlying can rise or fall sharply due to factors specific to such Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

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IF THE PRICES OF THE REFERENCE UNDERLYINGS CHANGE, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlyings. Changes in the market price of the Reference Underlyings may not result in a comparable change in the value of your securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising the Reference Underlyings would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE REFERENCE UNDERLYINGS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlyings to which the securities are linked.

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THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Adjustment Factor, which will initially be set at 1.0, upon the occurrence of certain corporate events affecting the relevant Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Coupon payments, Final Levels of the Reference Underlyings and Payment at Maturity or Redemption Amount upon Automatic Call based on Closing Levels of the Reference Underlyings in the market. The calculation agent can postpone the determination of the Closing Levels of the Reference Underlyings if a market disruption event occurs on any of the Call Dates/Observation Dates.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the level of the Reference Underlyings on any day, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other including:

•	whether the Closing Level of any Reference Underlying has been below its Threshold Level on any quarterly Observation Date;
•	the expected volatility of the Reference Underlyings;
•	the time to maturity of the securities;
•	the market price and dividend rate of the Reference Underlyings and the stock market generally;
•	interest and yield rates in the market generally and in the markets of the Reference Underlyings;
•	a variety of economic, financial, political, regulatory or judicial events;
•	supply and demand for the securities; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THERE IS NO AFFILIATION BETWEEN THE ISSUERS OF THE REFERENCE UNDERLYINGS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlyings and the Reference Underlying Issuers. You, as an investor in the securities, should make your own investigation into the Reference Underlyings and the Reference Underlying Issuers. None of the Reference Underlying Issuers is involved in the securities offered hereby in any way and none of them has any obligation of any sort with respect to your securities. None of the Reference Underlying Issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

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PAST PERFORMANCE OF THE REFERENCE UNDERLYINGS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of each Reference Underlying may bear little relation to the historical prices of such Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlyings.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Reference Underlyings

All disclosures contained in this pricing supplement regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this pricing supplement. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

AK Steel Holding Corporation (AKS)

According to publicly available information, AK Steel Holding Corporation is a producer of flat-rolled carbon, stainless and electrical steels and tubular products. Information filed by AK Steel Holding Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13696, or its CIK Code: 00000918160. The common stock of AK Steel Holding Corporation is traded on the New York Stock Exchange under the symbol “AKS.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of AK Steel Holding Corporation, based on daily closing prices on the primary exchange for AK Steel Holding Corporation, as reported by Bloomberg. The closing price of AK Steel Holding Corporation’s common stock on March 28, 2011 was $15.61.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2006	3/31/2006	$15.24	$7.74	$15.00
4/1/2006	6/30/2006	$15.92	$11.30	$13.83
7/1/2006	9/30/2006	$14.05	$11.91	$12.14
10/1/2006	12/31/2006	$17.03	$11.80	$16.90
1/1/2007	3/31/2007	$23.96	$16.39	$23.39
4/1/2007	6/30/2007	$38.70	$23.67	$37.37
7/1/2007	9/30/2007	$44.34	$30.74	$43.95
10/1/2007	12/31/2007	$53.21	$40.17	$46.24
1/1/2008	3/31/2008	$58.93	$35.48	$54.42
4/1/2008	6/30/2008	$72.89	$56.65	$69.00
7/1/2008	9/30/2008	$63.50	$20.27	$25.92
10/1/2008	12/31/2008	$20.30	$5.22	$9.32
1/1/2009	3/31/2009	$13.00	$5.45	$7.12
4/1/2009	6/30/2009	$21.14	$8.18	$19.19
7/1/2009	9/30/2009	$23.39	$15.42	$19.73
10/1/2009	12/31/2009	$22.35	$15.51	$21.35
1/1/2010	3/31/2010	$25.77	$19.54	$22.86
4/1/2010	6/30/2010	$25.00	$11.71	$11.92
7/1/2010	9/30/2010	$15.41	$11.52	$13.81
10/1/2010	12/31/2010	$16.69	$12.32	$16.37
1/1/2011	3/28/2011*	$17.61	$14.10	$15.61
*
As of the date of this pricing supplement available information for the first calendar quarter of 2011 includes data for the period through March 28, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of AK Steel Holding Corporation’s common stock from March 28, 2006 through March 28, 2011, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Amazon.com, Inc. (AMZN)

According to publicly available information, Amazon.com, Inc. operates retail web sites and provides programs that enable third parties to sell their products on its web sites in North America and internationally. Information filed by Amazon.com, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. The common stock of Amazon.com, Inc. is traded on the New York Stock Exchange under the symbol “AMZN.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Amazon.com, Inc., based on daily closing prices on the primary exchange for Amazon.com, Inc., as reported by Bloomberg. The closing price of Amazon.com, Inc.’s common stock on March 28, 2011 was $169.35.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2006	3/31/2006	$47.87	$35.25	$36.53
4/1/2006	6/30/2006	$38.68	$31.61	$38.68
7/1/2006	9/30/2006	$38.61	$26.07	$32.12
10/1/2006	12/31/2006	$42.96	$31.70	$39.46
1/1/2007	3/31/2007	$41.51	$36.43	$39.79
4/1/2007	6/30/2007	$73.65	$41.19	$68.41
7/1/2007	9/30/2007	$93.48	$68.73	$93.15
10/1/2007	12/31/2007	$100.82	$77.00	$92.64
1/1/2008	3/31/2008	$95.21	$62.43	$71.30
4/1/2008	6/30/2008	$84.51	$71.44	$73.33
7/1/2008	9/30/2008	$88.09	$63.35	$72.76
10/1/2008	12/31/2008	$67.00	$35.03	$51.28
1/1/2009	3/31/2009	$76.34	$48.44	$73.44
4/1/2009	6/30/2009	$87.56	$73.60	$83.66
7/1/2009	9/30/2009	$93.87	$75.63	$93.36
10/1/2009	12/31/2009	$142.25	$88.67	$134.52
1/1/2010	3/31/2010	$136.58	$115.94	$135.77
4/1/2010	6/30/2010	$150.09	$108.61	$109.26
7/1/2010	9/30/2010	$160.73	$109.14	$157.06
10/1/2010	12/31/2010	$184.76	$153.03	$180.00
1/1/2011	3/28/2011*	$191.25	$160.97	$169.35
*
As of the date of this pricing supplement available information for the first calendar quarter of 2011 includes data for the period through March 28, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Amazon.com, Inc.’s common stock from March 28, 2006 through March 28, 2011, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Citigroup Inc. (C)

According to publicly available information, Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services. Information filed by Citigroup Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-9924, or its CIK Code: 0000831001. The common stock of Citigroup Inc. is traded on the New York Stock Exchange under the symbol “C.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Citigroup Inc., based on daily closing prices on the primary exchange for Citigroup Inc., as reported by Bloomberg. The closing price of Citigroup Inc.’s common stock on March 28, 2011 was $4.43.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2006	3/31/2006	$49.29	$45.05	$47.23
4/1/2006	6/30/2006	$50.37	$47.41	$48.25
7/1/2006	9/30/2006	$50.23	$46.40	$49.67
10/1/2006	12/31/2006	$56.41	$49.38	$55.70
1/1/2007	3/31/2007	$55.25	$48.75	$51.34
4/1/2007	6/30/2007	$55.20	$51.15	$51.29
7/1/2007	9/30/2007	$52.84	$45.30	$46.67
10/1/2007	12/31/2007	$48.32	$28.92	$29.44
1/1/2008	3/31/2008	$29.69	$18.62	$21.42
4/1/2008	6/30/2008	$26.81	$16.76	$16.76
7/1/2008	9/30/2008	$23.00	$14.03	$20.51
10/1/2008	12/31/2008	$18.62	$3.77	$6.71
1/1/2009	3/31/2009	$7.46	$1.02	$2.53
4/1/2009	6/30/2009	$4.02	$2.70	$2.97
7/1/2009	9/30/2009	$5.23	$2.59	$4.84
10/1/2009	12/31/2009	$5.00	$3.20	$3.31
1/1/2010	3/31/2010	$4.31	$3.15	$4.05
4/1/2010	6/30/2010	$4.97	$3.63	$3.76
7/1/2010	9/30/2010	$4.30	$3.66	$3.91
10/1/2010	12/31/2010	$4.81	$3.95	$4.73
1/1/2011	3/23/2011*	$5.13	$4.39	$4.43
*
As of the date of this pricing supplement available information for the first calendar quarter of 2011 includes data for the period through March 28, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Citigroup Inc.’s common stock from March 28, 2006 through March 28, 2011, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Supplemental Underwriting Information (Conflicts of Interest)

Deutsche Bank Securities Inc. (“DBSI”), acting as agent for Deutsche Bank AG, will receive a selling concession in connection with the sale of the securities of 2.00% or $20.00 per $1,000 Face Amount. DBSI will not pay any fees to other broker-dealers. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

DBSI, the agent for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.